SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange act 1934

January 25, 2008

(Date of report/date of earliest event reported)

CONSUMERS BANCORP, INC.

(Exact name of registrant as specified in its charter)

OHIO	033-79130	34-1771400
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

614 East Lincoln Way

P.O. Box 256

Minerva, Ohio 44657

(Address of principal executive offices)

(330) 868-7701

(Registrant’s telephone number)

N/A

(Former name of former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 23, 2008, Consumers Bancorp, Inc. and Consumers National Bank promoted Ralph J. Lober II (age 40) to President and Chief Operating Officer. The position will include an appoint of Mr. Lober to the Board of Directors of Consumers Bancorp, Inc. and Consumers National Bank. Mr. Lober began his employment with the Company on May 7, 2007 as Executive Vice President and Chief Operating Officer. Mr. Lober holds a Bachelor of Science degree in Finance and Economics and a MBA in accounting from Duquesne University. During the five years prior to joining Consumers, Mr. Lober was employed by Morgan Bank National Association where he most recently held the position of Executive Vice President and Chief Financial Officer.

Steven L. Muckley will continue as Chief Executive Officer of Consumers Bancorp, Inc. and Consumers National Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Consumers Bancorp, Inc.

Date: January 25, 2008	/s/ Steven L. Muckley
Steven L. Muckley, Chief
Executive Officer